UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 19, 2010, Amylin Pharmaceuticals, Inc. issued a press release announcing unaudited net product sales for the quarter ended September 30, 2010 and that Amylin’s quarterly update conference call, originally scheduled for Wednesday, October 20, 2010 at 5:00 p.m. ET/2:00 p.m. PT., has been canceled.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.  Statements related to Amylin’s results of operations can also be found on page 11 of the October 19, 2010 conference call transcript attached hereto as Exhibit 99.3 and are incorporated herein by reference.

Item 8.01.  Other Events.

On October 19, 2010, Amylin issued a press release announcing that the U.S. Food and Drug Administration, or FDA, has issued a complete response letter regarding Amylin’s new drug application for BYDUREON™ (exenatide extended-release for injectable suspension).  A copy of this press release is attached as Exhibit 99.2 and is incorporated herein by reference.

On October 19, 2010, Amylin held a conference call regarding the FDA’s issuance of the complete response letter.  A copy of the transcript of this conference call is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press release issued by Amylin on October 19, 2010.

99.2	Press release issued by Amylin on October 19, 2010.

99.3	Transcript of Amylin’s conference call held on October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: October 21, 2010	By:	/s/ HARRY J. LEONHARDT
Harry J. Leonhardt
Vice President, Legal and Corporate Governance,
and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin on October 19, 2010.

99.2	Press release issued by Amylin on October 19, 2010.

99.3	Transcript of Amylin’s conference call held on October 19, 2010.